Exhibit 31.2
CERTIFICATION
     I, Daniel J. Blount, certify that:
     1. I have reviewed this Amendment to the Annual Report on Form 10-K of Graphic Packaging Corporation; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Daniel J. Blount
Daniel J. Blount
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

April 30, 2008